PRICE COMMUNICATIONS CORPORATION
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News Release                                                       Contact:

May 5, 2004                                                        Robert Price
                                                                   212-757-5600


                        PRICE COMMUNICATIONS CORPORATION
                          DECLARES 5% STOCK DIVIDEND TO
                     STOCKHOLDERS OF RECORD ON MAY 17, 2004

         NEW YORK, NY, May 5, 2004- Price Communications Corporation (NYSE:PR) announced today that its Board of Directors has declared a 5% stock dividend payable on May 24, 2004, to stockholders of record on May 17, 2004. Fractional shares will be paid in cash by Computershare Investor Services, the Company's transfer agent, based upon the closing stock price on the New York Stock Exchange on the record date.

         On August 15, 2002 Price Communications Corporation completed the exchange of its cellular business with Verizon, when the cellular telephone assets of its Price Communications Wireless subsidiary were exchanged for a preferred limited partnership interest in a new partnership controlled by Verizon Wireless. This interest will be exchangeable in 2006 into the common stock of Verizon Communications, Inc. or earlier into Verizon Wireless stock if an IPO occurs.

         Price Communications Corporation is a New York Stock Exchange public company. It is also traded on the Chicago Stock Exchange (symbol:PR.M), the Boston Stock Exchange (symbol:PR.B), the Pacific Stock Exchange (symbol:PR.P), and trades in Euros on the Frankfurt and Munich Stock Exchanges. It is headquartered in New York City.



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